As filed with the Securities and Exchange Commission on October 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MURPHY OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0361522
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Peach Street, P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Walter K. Compton

Executive Vice President and General Counsel

200 Peach Street, P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870)  862-6411

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212)  450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  ____________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $1.00 par value
Preferred stock, $100 par value	(1)	(1)	(1)	(1)
Depositary shares representing preferred stock
Senior debt securities
Subordinated debt securities
Warrants
Purchase contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee for such securities pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Murphy Oil Corporation

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time common stock, preferred stock, depositary shares representing preferred stock, senior debt securities, subordinated debt securities, warrants, purchase contracts, and units. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MUR.”

We may sell the securities offered under this prospectus through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale. For each offering of securities under this prospectus, we will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our most recent Quarterly Report on Form 10-Q subsequent to such Annual Report, each of which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2015

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement, and any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) in connection with the offering described in such prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

The terms “we,” “our,” “us,” “its,” “the Company,” “Murphy Oil” and “Murphy Oil Corporation” refer to Murphy Oil Corporation and its consolidated subsidiaries unless the context indicates otherwise, and except as provided in the next sentence. In the descriptions of securities contained herein, the terms “we,” “our,” “us,” “its,” “the Company,” “Murphy Oil” and “Murphy Oil Corporation” refer to Murphy Oil Corporation only.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

MURPHY OIL CORPORATION

Murphy Oil Corporation is an international oil and gas company that conducts business through various operating subsidiaries. The Company produces oil and/or natural gas in the United States, Canada and Malaysia and conducts exploration activities worldwide. The Company also has an interest in a Canadian synthetic oil operation.

Murphy Oil is headquartered in El Dorado, Arkansas. The Company’s subsidiary Murphy Exploration & Production Company, through various operating subsidiaries and affiliates, is engaged in crude oil and natural gas production activities in the United States and Malaysia and explores for oil and natural gas worldwide. Its headquarters is in Houston, Texas and it conducts business from offices in numerous locations around the world. The Company’s subsidiary Murphy Oil Company Ltd. is engaged in crude oil and natural gas exploration and production in Western Canada and offshore Eastern Canada, as well as the sale of synthetic crude oil from oil sands. Its office is located in Calgary, Alberta, and it is operated as a component of the Company’s worldwide exploration and production operation directed from Houston.

Our principal executive offices are located at 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000, and our telephone number is (870) 862-6411. Our capital stock is listed on the New York Stock Exchange under the symbol “MUR.” We maintain a website at http://www.murphyoilcorp.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference each document listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed on May 7, 2015 and August 5, 2015, respectively;

•	Our Definitive Proxy Statement on Schedule 14A filed on March 27, 2015 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K); and

•	Our Current Reports on Form 8-K or 8-K/A filed on February 3, 2015, February 6, 2015, February 11, 2015, May 14, 2015, and May 20, 2015.

We are not incorporating by reference any Current Report on Form 8-K that is furnished to the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Corporate Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000, (870) 862-6411.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contain statements of Murphy Oil’s expectations, intentions, plans and beliefs that are forward-looking, including statements regarding the possible separation of our U.S. downstream business, and are dependent on certain events, risks and uncertainties that may be outside of Murphy Oil’s control. These forward-looking statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Murphy Oil’s actual results could differ materially from those expressed or implied by these statements due to a number of factors, including, but not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, political and regulatory instability, and uncontrollable natural hazards, as well as those contained under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our most recent Quarterly Report on Form 10-Q subsequent to such Annual Report.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income from continuing operations before income taxes adjusted for (1) distributions (less than) greater than equity in earnings of affiliates, (2) previously capitalized interest charged to earnings during the period, (3) interest and expense on indebtedness, excluding capitalized interest and (4) the interest portion of rentals (calculated as one-third of rentals). “Fixed charges” consist of (1) interest and expense on indebtedness, excluding capitalized interest, (2) capitalized interest and (3) the interest portion of rentals (calculated as one-third of rentals).

Six Months Ended	Years Ended December 31,
June 30, 2015	2014	2013	2012	2011	2010
– (1)	7.9	9.5	15.1	13.0	12.6

(1) Earnings for the six-month period ended June 30, 2015 were inadequate to cover fixed charges by approximately $215 million.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt or the financing of possible acquisitions.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference in the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2014. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 450,400,000 shares of stock of all classes, of which 450,000,000 shares shall be common stock, par value $1.00 per share, and 400,000 shares shall be cumulative preferred stock, par value $100 per share. No shares of stock of any class have any preemptive or preferential right to purchase or subscribe to any shares of stock of any class or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, other than such rights as the Board of Directors may grant and at such prices as the Board of Directors may fix. The Board of Directors may issues shares of stock of any class, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of stock of any class, without offering any such shares of stock of any class, either in whole or in part, to the existing stockholders of any class.

Common Stock

As of June 30, 2015, there were 172,751,942 shares of common stock outstanding. Except as provided by our Certificate of Incorporation or by law, each holder of common stock shall have the right, to the exclusion of all other classes of stock, to one vote for each share of stock standing in the name of such holder on the books of the Company. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Murphy Oil, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The common stock is listed on the New York Stock Exchange. The transfer agent and registrar for the common stock is Computershare Investor Services, LLC.

Preferred Stock

The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion or exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences, use of purchase, retirement or sinking funds and the number of shares constituting any series of the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Murphy Oil without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. We may further amend from time to time our Certificate of Incorporation to increase the number of authorized shares of preferred stock. An amendment would require the approval of the holders of a majority of the outstanding shares of our preferred stock. As of the date of this prospectus, we have not issued any preferred stock.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to Murphy Oil and, accordingly, may discourage attempts to acquire Murphy Oil even though such a transaction may offer Murphy Oil’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF PREFERRED STOCK

When we offer to sell a particular series of preferred stock, if the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted. All shares of preferred stock offered will be fully paid and non-assessable.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Dividend Rights

The preferred stock will be preferred over our common stock as to payment of dividends. Before we declare and set apart for payment or pay any dividends or distributions (other than dividends or distributions payable in common stock) on our common stock, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation

The preferred stock will be preferred over the common stock as to asset distributions so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the liquidation preference per share plus the amount of accumulated dividends and, in the event of a voluntary liquidation, any premium, as set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption

All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

Other Provisions of our Certificate of Incorporation

In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of Murphy Oil which is not approved by the board of directors of Murphy Oil, the board of directors of Murphy Oil may authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which could impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of Murphy Oil. While the ability of the board of directors of Murphy Oil to do this may be limited by applicable law, our restated certificate of incorporation and the applicable rules of the stock exchanges upon which our common stock is listed, the consent of the holders of common stock would not be required for any issuance of preferred stock in such a situation.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction, as set forth in the applicable prospectus supplement, of a share of a particular series of preferred stock. The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the deposit agreement and depositary receipt will be filed with the SEC in connection with the offering of specific depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock.

Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata, as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with these instructions, and we agree to take all actions deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and it must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions that could apply to the debt securities. The debt securities will constitute either senior or subordinated debt of Murphy Oil. Each prospectus supplement will state the particular terms that actually will apply to the debt securities included in the supplement.

In addition to the following summary, you should refer to the applicable provisions of the following documents for more detailed information:

•	the senior indenture dated as of May 18, 2012 between Murphy Oil and U.S. Bank National Association, as trustee, which has been filed as an exhibit to the registration statement of which this prospectus is a part, and

•	the subordinated indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Neither indenture limits the aggregate principal amount of debt securities that we may issue under that indenture. We may authorize the issuance of the debt securities in one or more series at various times. All debt securities will be unsecured. The senior securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated securities will be subordinated to senior indebtedness as described under “Subordinated Securities” in this prospectus. The prospectus supplement relating to the particular series of debt securities being offered will specify the amounts, prices and terms of those debt securities. These terms may include:

•	whether the debt securities are senior securities or subordinated securities;

•	the title and the limit on the aggregate principal amount of the debt securities;

•	the maturity date or dates;

•	the interest rate (which may be fixed or variable), or the method of determining any interest rates, at which the debt securities may bear interest;

•	the dates from which interest shall accrue and the dates on which interest will be payable;

•	the currencies in which the debt securities are denominated and principal and interest may be payable;

•	any redemption or sinking fund terms;

•	any event of default or covenant with respect to the debt securities of a particular series, if not set forth in this prospectus;

•	whether the debt securities are to be issued, in whole or in part, in the form of one or more global securities and the depositary for the global securities;

•	whether the debt securities would be convertible into our common stock; and

•	any other terms of the series, which will not conflict with the terms of the applicable indenture.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders.

We will issue the debt securities in fully registered form without coupons. Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000.

We will describe special Federal income tax and other considerations relating to debt securities denominated in foreign currencies and “original issue discount” debt securities (debt securities issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance) in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Exchange, Registration and Transfer

You may exchange debt securities of any series that are not global securities for other debt securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, you may present debt securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. No service charge is required for any transfer or exchange of debt securities but we may require payment of any taxes and other governmental charges. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable trustee as security registrar for the applicable indenture. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the mailing of notice of redemption of debt securities of that series to be redeemed and ending at the close of business on the mailing date;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

For a discussion of restriction on the exchange, registration and transfer of global securities, see “Global Securities.”

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal, any premium and any interest on debt securities will be made at the offices of the paying agents that we designate at various times.

However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on debt securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

We will specify in the applicable prospectus supplement, the agency which will be designated as our paying agent for payments with respect to debt securities.

Modification of the Indentures

Under each indenture our rights and obligations and the rights of the holders may be modified with our consent and the consents of the trustee under that indenture and the holders of at least a majority in principal amount of the then outstanding debt securities of each series affected by the modification.

However, the consent of each affected holder is needed to:

•	extend the maturity, reduce the interest rate or extend the payment schedule of any of the debt securities;

•	reduce the principal amount or any amount payable on redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of maturity or in bankruptcy;

•	change the conversion provisions of either indenture in a manner adverse to the holders;

•	change the subordination provisions of the subordinated indenture in a manner adverse to the holders of subordinated debt;

•	reduce the percentage required for modifications or waivers of compliance with the indentures; or

•	impair the right of repayment at the holder’s option or the right of a holder to institute suit for repayment on or with respect to any debt security.

In addition, the subordinated provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of the senior indebtedness.

Any actions we or the trustee may take toward adding to our covenants, adding events of default or establishing the structure or terms of the debt securities as permitted by the indentures will not require the approval of any holder of debt securities. In addition, we or the trustee may cure ambiguities or inconsistencies in the indentures or make other provisions without the approval of any holder as long as no holder’s interests are materially and adversely affected.

Consolidation, Merger or Sale of Assets

We will not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any Person, unless (i) either we are the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all our assets (if other than us) will be a corporation organized under the laws of the United States of America or any State thereof and will expressly assume the due and punctual payment of the principal of and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such corporation, and (ii) we or our successor corporation, as the case may be, are not, immediately after such merger or consolidation, or such sale or conveyance, in default in the performance of any such covenant or condition of the indenture.

In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named in the indenture. Such successor corporation may cause to be signed, and may issue either in its own name or in our name prior to such succession any or all of the debt securities issuable under the indenture which theretofore had not been signed by us and delivered to the trustee; and, upon the order of such successor corporation instead of us and subject to all the terms, conditions and limitations prescribed in the indenture, the trustee will authenticate and will deliver any debt securities which previously were signed and delivered by our officers to the trustee for authentication, and any debt securities which such successor corporation thereafter causes to be signed and delivered to the trustee for that purpose. All of the debt securities so issued will in all respects have the same legal rank and benefit under the indenture as the debt securities theretofore or thereafter issued in accordance with the terms of the indenture as though all of such debt securities had been issued at the date of the execution of the indenture.

In the event of any such sale or conveyance (other than a conveyance by way of lease) we or any successor corporation which has become such in the manner described above will be discharged from all obligations and covenants under the indenture and the debt securities and may be liquidated and dissolved.

Our U.S. downstream business does not constitute substantially all of our assets, and for the avoidance of doubt the senior indenture provides that the covenant described above will not apply in the event we determine to dispose of our U.S. downstream business.

Events of Default, Notice and Waiver

“Event of Default,” when used in an indenture, will mean any of the following in relation to a series of debt securities:

•	failure to pay interest on any debt security for 30 days after the interest becomes due;

•	failure to pay the principal on any debt security when due;

•	failure to deposit any sinking fund payment after such payment becomes due;

•	failure to perform or breach of any other covenant or warranty in the indenture or any debt security that continues for 90 days after our being given notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series;

•	default in the payment when due of (a) other indebtedness in an aggregate principal amount in excess of $75,000,000 and such default is not cured within 30 days after written notice to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of the series and (b) interest, principal, premium or a sinking fund or redemption payment under any such other indebtedness, causing the indebtedness to become due prior to its stated maturity, which acceleration is not stayed, rescinded or annulled within 10 days after written notice to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of the series;

•	a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us and we are unable to obtain a stay or dismissal of that proceeding within 60 days;

•	we voluntarily seek relief under bankruptcy, insolvency or similar laws or we consent to a court entering an order for relief against us under those laws; or

•	any other event of default provided for debt securities of that series.

If any event of default relating to outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal and accrued interest of all of the outstanding debt securities of such series to be due and immediately payable.

The indentures provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. The trustee may act in any way that is consistent with those directions and may decline to act if any of the directions is contrary to law or to the indentures or would involve the trustee in personal liability.

The indentures provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of the series waive any past default (and its consequences) under the indentures relating to the series, except a default (a) in the payment of the principal of, interest on or sinking fund installment of any of the debt securities of the series, (b) with respect to voluntary or involuntary bankruptcy, insolvency or similar proceedings, or (c) with respect to a covenant or provision of such indentures which, under the terms of such indentures, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of the series affected. In the case of clause (b) above, the holders of at least a majority of all outstanding debt securities (voting as one class) may on behalf of all holders waive a default.

The indentures contain provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities of the relevant series before proceeding to exercise any right or power under the indentures at the request of those holders.

The indentures require the trustee to, within 90 days after the occurrence of a default known to it with respect to any series of outstanding debt securities, give the holders of that series notice of the default if uncured and unwaived. However, the trustee may withhold this notice if it in good faith determines that the withholding of this notice is in the interest of those holders. However, the trustee may not withhold this notice in the case of a default in payment of principal of, interest on or sinking fund installment with respect to any debt securities of the series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of that series.

Each indenture requires us to file annually with the trustee a certificate, executed by our officers, indicating whether any of the officers has knowledge of any default under the indenture.

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder, if we so choose, upon surrender of the mutilated debt security to the appropriate trustee. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the appropriate trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the appropriate trustee and us may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Defeasance

The indentures contain a provision that permits us to elect to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding provided the following conditions, among others, have been satisfied:

•	we have deposited in trust with the trustee (a) money, (b) U.S. government obligations, or (c) a combination thereof, in each case, in an amount sufficient to pay and discharge the principal of and interest on the outstanding debt securities of any series;

•	no event of default has occurred or is continuing with respect to the securities of any series being defeased;

•	defeasance will not result in a breach or violation of, or constitute a default under any agreement to which we are a party or by which we are bound; and

•	we have delivered to the trustee (a) an officers’ certificate and an opinion of counsel that all conditions precedent relating to the defeasance have been complied with and (b) an opinion of counsel that the holders will not recognize income, gain or loss for Federal income tax purposes.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

U.S. Bank National Association is trustee under the senior indenture dated as of May 18, 2012. We will specify the trustee for each issue of debt securities in the applicable prospectus supplement, as well as any material relationship we may have with such trustee.

Senior Securities

Limitations on Liens. Neither we nor any restricted subsidiary will issue, assume or guarantee any debt secured by a mortgage, lien, pledge or other encumbrance, which are collectively called “mortgages” in the indenture, on any principal property or on any debt or capital stock of any restricted subsidiary which owns any principal property without providing that the senior securities will be secured equally and ratably or prior to the debt. A “restricted subsidiary” is a 50% or more owned subsidiary owning principal property and having stockholder’s equity greater than 2% of our consolidated net assets.

“Principal property” is all property and equipment directly engaged in our exploration, production, refining, marketing and transportation activities.

“Consolidated net assets” means the total of all assets of Murphy Oil, excluding intangible assets (other than goodwill), treasury stock carried as an asset or write-ups of non- acquisition-related capital assets, less depreciation, amortization and other similar reserves, less the total of all liabilities, deferred credits, minority shareholders’ interests in subsidiaries, reserves and other similar items of Murphy Oil, excluding certain acquisition-related debt or stockholders’ equity, as calculated on our consolidated balance sheet.

However, the limitation on liens shall not apply to the following:

•	mortgages existing on the date of the senior indenture;

•	mortgages existing at the time an entity becomes a restricted subsidiary of ours;

•	mortgages securing debt of a restricted subsidiary in favor of Murphy Oil or any subsidiary of ours;

•	mortgages on property, shares of stock or indebtedness (a) existing at the time of the acquisition of the property, shares of stock or indebtedness, (b) to secure payment of all or part of the purchase price of the property, shares of stock or indebtedness, or (c) to secure debt incurred prior to, at the time of or within 120 days after the acquisition of the property, shares of stock or indebtedness or after the completion of construction of the property, for the purpose of financing all or part of the purchase price of the property, shares of stock or indebtedness or the cost of construction;

•	mortgages in favor of the United States of America, any state, any other country or any political subdivision required by contract or statute;

•	mortgages on property of Murphy Oil or any restricted subsidiary securing all or part of the cost of operating, constructing or acquiring projects, as long as recourse is only to the property;

•	specific marine mortgages or foreign equivalents on property or assets of Murphy Oil or any restricted subsidiary;

•	mortgages or easements on property of Murphy Oil or any restricted subsidiary incurred to finance the property on a tax-exempt basis that do not materially detract from the value of or materially impair the use of the property or assets; or

•	any extension, renewal or replacement of any mortgage referred to in the preceding items or of any debt secured by those mortgages as long as the extension, renewal or replacement secures the same or a lesser amount of debt and is limited to substantially the same property (plus improvements) which secured the mortgage.

Notwithstanding anything mentioned above, we and any of our restricted subsidiaries may issue, assume or guarantee debt secured by mortgages on principal property or on any indebtedness or capital stock of any restricted subsidiary (other than the debt secured by mortgages permitted above) which does not exceed 10% of our consolidated net assets.

Limitations on Sale and Lease-Back Transactions. Neither we nor any restricted subsidiary will lease any principal property for more than three years from the purchaser or transferee of such principal property. However, the limitation on this type of arrangement shall not apply if:

•	we or our restricted subsidiary could incur debt secured by a mortgage on the property to be leased, as permitted above, without equally and ratably securing the senior securities of any series; or

•	we apply the greater of the proceeds from the sale or transfer and the fair value of the leased property to any senior acquisition-related debt within 120 days of the sale and lease-back transaction, in both cases less any amounts spent to purchase unencumbered principal property during the one year prior to or 120 days after any sale and lease-back transaction.

Subordinated Securities

Under the subordinated indenture, payment of the principal of, interest on and any premium on the subordinated securities will generally be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

“Senior indebtedness” is defined as the principal of, any premium and accrued and unpaid interest on the following items, whether outstanding on or created, incurred or assumed after the date of execution of the subordinated indenture:

•	our indebtedness for money borrowed (other than the subordinated securities);

•	our guarantees of indebtedness for money borrowed of any other person; and

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise.

Senior indebtedness also includes modifications, renewals, extensions and refundings of any of the types of indebtedness, liabilities, obligations or guarantees listed above, unless the relevant instrument states that the indebtedness, liability, obligation or guarantee, or modification, renewal, extension or refunding, is not senior in right of payment to the subordinated securities.

We may not make any payment of principal of, interest on or any premium on the subordinated securities except for sinking fund payments as described below if:

•	any default or event of default with respect to any senior indebtedness occurs and is continuing, or

•	any judicial proceeding is pending with respect to any default in payment of senior indebtedness.

We may make sinking fund payments during a suspension of principal or interest payments on subordinated debt if we make these sinking fund payments by redeeming or acquiring securities prior to the default or by converting the securities.

If any subordinated security is declared due and payable before its specified date, or if we pay or distribute any assets to creditors upon our dissolution, winding up, liquidation or reorganization, we must pay all principal of, any premium and interest due or to become due on all senior indebtedness in full before the holders of subordinated securities are entitled to receive or take any payment. Subject to the payment in full of all senior indebtedness, the holders of the subordinated securities are to be subrogated to the rights of the holders of senior indebtedness to receive payments or distribution of our assets applicable to senior indebtedness until the subordinated securities are paid in full.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness, as well as some of our general creditors, may recover more, ratably, than the holders of the subordinated securities.

The subordinated indenture will not limit the amount of senior indebtedness or debt securities which we may issue.

Conversion Rights

The prospectus supplement will provide if a series of securities is convertible into our common stock and the initial conversion price per share at which the securities may be converted.

If we have not redeemed a convertible security, the holder of the convertible security may convert the security, or any portion of the principal amount in integral multiples of $1,000, at the conversion price in effect at the time of conversion, into shares of Murphy Oil common stock. Conversion rights expire at the close of business on the date specified in the prospectus supplement for a series of convertible securities. Conversion rights expire at the close of business on the redemption date in the case of any convertible securities that we call for redemption.

In order to exercise the conversion privilege, the holder of the convertible security must surrender to us, at any office or agency maintained for that purpose, the security with a written notice of the election to convert the security, and, if the holder is converting less than the entire principal amount of the security, the amount of security to be converted. In addition, if the convertible security is converted during the period between a record date for the payment of interest and the related interest payment date, the person entitled to convert the security must pay us an amount equal to the interest payable on the principal amount being converted.

We will not pay any interest on converted securities on any interest payment date after the date of conversion except for those securities surrendered during the period between a record date for the payment of interest and the related interest payment date.

Convertible securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the security. We will not issue any fractional shares of stock upon conversion, but we will make an adjustment in cash based on the market price at the close of business on the date of conversion.

The conversion price will be subject to adjustment in the event of:

•	payment of stock dividends or other distributions on our common stock;

•	issuance of rights or warrants to all our stockholders entitling them to subscribe for or purchase our stock at a price less than the market price of our common stock;

•	the subdivision of our common stock into a greater or lesser number of shares of stock;

•	the distribution to all stockholders of evidences of our indebtedness or assets, excluding stock dividends or other distributions and rights or warrants; or

•	the reclassification of our common stock into other securities.

We may also decrease the conversion price as we consider necessary so that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of our common stock.

We will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of common stock on conversion of the securities.

We are not required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in a name other than that of the holder of the security to be converted and no issue and delivery shall be made unless and until the person requesting the issue has paid the amount of any such tax or established to our satisfaction that such tax has been paid.

After the occurrence of:

•	consolidation with or merger of Murphy Oil into any other corporation,

•	any merger of another corporation into Murphy Oil, or

•	any sale or transfer of substantially all of the assets of Murphy Oil,

which results in any reclassification, change or conversion of our common stock, the holders of any convertible securities will be entitled to receive on conversion the kind and amount of shares of common stock or other securities, cash or other property receivable upon such event by a holder of our common stock immediately prior to the occurrence of the event.

DESCRIPTION OF WARRANTS

We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. We will issue each series of securities warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. In addition to this summary, you should refer to the securities warrant agreement, including the form of securities warrant certificate, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific securities warrants.

We will describe the particular terms of any issue of securities warrants in the prospectus supplement relating to the issue. Those terms may include:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

•	the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of securities warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

•	the number of shares of common stock purchasable upon the exercise of securities warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise the securities warrants will commence and the date on which the right will expire;

•	the Federal income tax consequences applicable to the securities warrants; and

•	any other terms of the securities warrant.

Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

Description of Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares representing preferred stock, senior debt securities, subordinated debt securities, warrants, purchase contracts or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Murphy Oil, the trustees, the warrant agents, or any other agent of Murphy Oil, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale. For each offering of securities under this prospectus, we will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, and for any underwriters by the law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Murphy Oil Corporation and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are as follows. All of such expenses will be borne by the Registrant.

Amount to be Paid
SEC registration fee		$(1)
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving costs		*
Fees and expenses of trustee		*
Rating agencies’ fees		*
Miscellaneous		*
TOTAL	$	*

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

*	Not presently known.

Item 15.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

Murphy Oil maintains insurance for its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, under insurance policies, the premiums of which are paid by Murphy Oil. The effect of these is to indemnify any officer or director of Murphy Oil against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

The proposed forms of Underwriting Agreement filed as Exhibits 1(a), (b), (c) and (d) to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.     Exhibits

Exhibits to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities are designated by an asterisk (*). All exhibits not so designated are filed herewith.

1(a)	Form of Underwriting Agreement (common stock and debt securities) (incorporated by reference to Exhibit 1(a) to Murphy Oil Corporation’s Registration Statement on Form S-3 (File No. 333-161688) filed with the SEC on September 2, 2009).

1(b)	Form of Underwriting Agreement (preferred stock).*

1(c)	Form of Underwriting Agreement (depositary shares).*

1(d)	Form of Underwriting Agreement (warrants).*

4(a)	Indenture dated as of May 18, 2012 between Murphy Oil Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Murphy Oil Corporation’s Current Report on Form 8-K filed with the SEC on May 18, 2012).

4(b)	Form of Senior Note (included in Exhibit 4(a)).

4(c)	Form of Subordinated Indenture (incorporated by reference to Exhibit 4(c) to Murphy Oil Corporation’s Registration Statement on Form S-3 (File No. 333-161688) filed with the SEC on September 2, 2009).

4(d)	Form of Subordinated Note (included in Exhibit 4(c)).

5	Opinion of Davis Polk & Wardwell LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5).

24	Powers of Attorney.

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

Item  17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on October 16, 2015.

MURPHY OIL CORPORATION

By:	/s/ Walter K. Compton
Walter K. Compton
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Director	October 16, 2015
Claiborne P. Deming

*	President and Chief Executive Officer and Director	October 16, 2015
Roger W. Jenkins	(Principal Executive Officer)

*	Director	October 16, 2015
T. Jay Collins

*	Director	October 16, 2015
Steven A. Cossé

*	Director	October 16, 2015
Lawrence R. Dickerson

*	Director	October 16, 2015
James V. Kelley

*	Director	October 16, 2015
Walentin Mirosh

*	Director	October 16, 2015
R. Madison Murphy

*	Director	October 16, 2015
Jeffrey W. Nolan

*	Director	October 16, 2015
Neal E. Schmale

*	Director	October 16, 2015
Laura A. Sugg

*	Director	October 16, 2015
Caroline G. Theus

*	Executive Vice President and Chief Financial Officer	October 16, 2015
John W. Eckart	(Principal Financial Officer)

*	Senior Vice President and Controller	October 16, 2015
Keith Caldwell	(Principal Accounting Officer)

*By:	/s/ Walter K. Compton
Walter K. Compton
Executive Vice President and General Counsel, as Attorney-in-fact

EXHIBIT INDEX

Exhibits to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities are designated by an asterisk (*). All exhibits not so designated are filed herewith.

Exhibit No.	Document
1(a)	Form of Underwriting Agreement (common stock and debt securities) (incorporated by reference to Exhibit 1(a) to Murphy Oil Corporation’s Registration Statement on Form S-3 (File No. 333-161688) filed with the SEC on September 2, 2009).

1(b)	Form of Underwriting Agreement (preferred stock).*

1(c)	Form of Underwriting Agreement (depositary shares).*

1(d)	Form of Underwriting Agreement (warrants).*

4(a)	Indenture dated as of May 18, 2012 between Murphy Oil Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Murphy Oil Corporation’s Current Report on Form 8-K filed with the SEC on May 18, 2012).

4(b)	Form of Senior Note (included in Exhibit 4(a)).

4(c)	Form of Subordinated Indenture (incorporated by reference to Exhibit 4(c) to Murphy Oil Corporation’s Registration Statement on Form S-3 (File No. 333-161688) filed with the SEC on September 2, 2009).

4(d)	Form of Subordinated Note (included in Exhibit 4(c)).

5	Opinion of Davis Polk & Wardwell LLP.

12	Computation of Ratio of Earnings to Fixed Charges.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5).

24	Powers of Attorney.

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.